SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2008

LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51476	20-2903526
(Commission File Number)	(I.R.S. Employer Identification No.)

248 Route 25A, No. 2, East Setauket, New York	11733
(Address of Principal Executive Offices)	(Zip Code)

631-942-7959

(Registrant’s Telephone Number, Including Area Code)

SRKP 7, INC.
1900 Avenue of the Stars, Los Angeles, CA 90067\

(Former Name or Former Address, if Changed Since Last Report)
.

Item 1.01 Entry into a Material Agreement

On September 22, 2008, the United States Public Health Service (“PHS”) forwarded to Lixte Biotechnology, Inc. (the “Company”), a wholly owned subsidiary of Lixte Biotechnology Holdings, Inc., a fully executed copy of a License Agreement between PHS and the Company. The effective date of the Agreement is September 19, 2008. Pursuant to the Agreement, PHS has granted an exclusive license of all of PHS’ rights in seven patent applications filed by the Company. The majority of these patent applications are related to the use of certain compounds of the Company for the treatment of glioblastoma multiforme, neuroblastoma, and medulloblastoma as well as the potential use of two biomarkers as either diagnostic tests or in assays for the screening of compounds for anti-cancer activity. The Company requested that PHS grant to the Company full rights to these inventions in order to develop processes, methods or marketable products for public use and benefit. The Agreement provides for an initial license fee, minimum annual royalty payments, payments at various milestones in the clinical development of the licensed compounds, and a percentage of net sales of the licensed compounds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

Date: September 26, 2008	By:	/s/ John S. Kovach
John S. Kovach, Chairman of the Board and Chief Executive Officer (principal executive officer)